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                                                                    EXHIBIT 10.8

                             STOCKHOLDERS AGREEMENT

            THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as of April 29, 2005 by and among (i) Triad Holdings Inc., a Delaware corporation (the "Company"), (ii) Triad Holdings, LLC, a Delaware limited liability company (the "LLC"), (iii) James M. Landy ("Landy") and any other executive employee of the Company or its Subsidiaries who, at any time, acquires securities of the Company in accordance with Section 10 hereof and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (each, an "Executive" and collectively, the "Executives"), and (iv) each of the other Persons set forth from time to time on the attached Schedule of Stockholders under the heading "Other Stockholders" who, at any time, acquires securities of the Company in accordance with Section 9 or 10 hereof and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement. The LLC, the Executives and the other Persons listed on the Schedule of Stockholders are collectively referred to herein as the "Stockholders" and individually as a "Stockholder." Capitalized terms used but not otherwise defined herein are defined in Section 8 hereof.

            WHEREAS, the Company is a Subsidiary of the LLC.

            WHEREAS, Goldman, GTCR and HGF (collectively, the "Investors") and the LLC are parties to a Unit Purchase Agreement of even date herewith (the "Unit Purchase Agreement") pursuant to which the Investors will purchase equity securities directly from the LLC and thereby acquire an indirect equity interest in the Company. Pursuant to certain stock option agreements or other documents between the Company and the Executives, the Executives may, from time to time, purchase shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"); and

            WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) limiting the manner and terms by which shares of capital stock of the Company may be transferred, and (ii) assuring continuity in the ownership of the Company. The execution and delivery of this Agreement is a condition to the Investors' purchase of equity securities pursuant to the Unit Purchase Agreement and certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investors.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

            1. Board of Directors.

                  (a) Number and Designation. From and after the Closing (as defined in the Unit Purchase Agreement) and until the provisions of this Section 1 cease to be effective, each holder of Stockholder Shares shall vote all of his, her or its Stockholder Shares and any other voting securities of the Company over which such holder has voting control and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, removal of Board members in accordance with the terms of this

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Agreement, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                  (i) the authorized number of directors on the Board shall be initially established at eleven (11), and thereafter adjusted to conform with the aggregate number of directors available for designation in accordance with this Section 1(a) below;

                  (ii) the following individuals shall be elected to the Board:

                        (A) three (3) representatives designated by Goldman, who
                  initially shall be Peter C. Aberg, Lance N. West and Stuart A. Katz, so long as Goldman and its Affiliates continue to hold at least 50% of the Common Units of the LLC purchased by Goldman and its Affiliates under the Unit Purchase Agreement (the "Goldman Common Units"), and thereafter, two (2) representatives designated by Goldman so long as Goldman and its Affiliates continue to hold at least 25% of the Goldman Common Units, and thereafter, one (1) representative designated by Goldman so long as Goldman and its Affiliates hold at least one (1) Goldman Common Unit (collectively, the "Goldman Directors"); provided that so long as GS Capital Partners 2000, L.P. continues to hold at least one (1) Goldman Unit, at least one Goldman Director shall be designated exclusively by GS Capital Partners 2000, L.P.; provided further that if Goldman and its Affiliates continue to hold at least 50% of the Goldman Common Units and GTCR and its Affiliates no longer hold any GTCR Common Units, then Goldman shall have the right to designate one (1) additional representative (for a total of four (4) representatives) so long as Goldman and its Affiliates continue to hold at least 50% of the Goldman Common Units;

                        (B) three (3) representatives designated by GTCR
                  (provided that at least one such representative shall be designated by GTCR Fund VIII, and at least one by GTCR Fund VIII/B), which representatives initially shall be Philip A. Canfield, David A. Donnini and David I. Trujillo, so long as GTCR and its Affiliates continue to hold at least 50% of the Common Units of the LLC purchased by GTCR and its Affiliates under the Unit Purchase Agreement (the "GTCR Common Units"), and thereafter, two (2) representatives designated by GTCR (provided that at least one such representative shall be designated by GTCR Fund VIII, and at least one by GTCR Fund VIII/B) so long as GTCR and its Affiliates continue to hold at least 25% of the GTCR Common Units, and thereafter, one (1) representative designated by GTCR so long as GTCR and its Affiliates hold at least one (1) GTCR Common Unit (collectively, the "GTCR Directors"); provided that if GTCR and its Affiliates continue to hold at least 50% of the GTCR Common Units and Goldman and its Affiliates no longer hold any Goldman Common Units, then GTCR shall

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                  have the right to designate one (1) additional representative
                  (for a total of four (4) representatives) so long as GTCR and its Affiliates continue to hold at least 50% of the GTCR Common Units;

                        (C) three (3) representatives designated by HGF, who
                  initially shall be Donald J. Edwards, J. Randy Staff and Carl
                  B. Webb, so long as HGF and its Affiliates continue to hold at least 50% of the Common Units of the LLC purchased by HGF and its Affiliates under the Unit Purchase Agreement (the "HGF Common Units"), and thereafter, two (2) representatives designated by HGF so long as HGF and its Affiliates continue to hold at least 25% of the HGF Common Units, and thereafter, one (1) representative designated by HGF so long as HGF and its Affiliates hold at least one (1) HGF Common Unit (collectively, the "HGF Directors" and, together with the Goldman Directors and the GTCR Directors, the "Investor Directors");

                        (D) the LLC's chief executive officer, who shall
                  initially be Gerald J. Ford; and

                        (E) the Company's chief executive officer, who shall
                  initially be James M. Landy (the "Executive Director").

                  (iii) the removal, with or without cause, from the Board or any board of directors, or similar governing body, of any of the Company's Subsidiaries (each, a "Sub Board") of any Goldman Director, GTCR Director or HGF Director shall be upon (and only upon) the written request of the Persons entitled to designate such director to serve on such Board or Sub Board;

                  (iv) if any Investor becomes ineligible to designate a representative to fill a director position pursuant to the terms of subparagraph (ii)(A) through (C) above, or if any Investor fails to designate a representative to fill a directorship pursuant to the terms of this Section 1, then such director position shall remain vacant and such Investor shall promptly identify its designee(s) who, as a result, will be automatically removed from the Board;

                  (v) if any director elected pursuant to subparagraph (ii)(D) above ceases to be the chief executive officer of the LLC for any reason, he shall be removed as a director promptly after such cessation and he shall not be removed under any other circumstances;

                  (vi) if any director elected pursuant to subparagraph (ii)(E) above ceases to be the chief executive officer of the Company for any reason, he shall be removed as a director promptly after such cessation and he shall not be removed under any other circumstances; and

                  (vii) in the event that any representative under subparagraph
      (ii) for any reason ceases to serve as a member of the Board or Sub Board (other than as the result of an Investor becoming ineligible to designate one or more representatives to the Board or

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      Sub Board pursuant to the terms of subparagraph (ii)), (A) the resulting vacancy on the Board or Sub Board shall be filled by a Person designated by the Investor originally entitled to designate such director pursuant to subparagraph (ii) above (provided that, if any party fails to designate a person to fill a vacancy on the Board or Sub Board pursuant to the terms of this subparagraph (vii), such vacant directorship shall remain vacant until such directorship is filled pursuant to this subparagraph (vii)), and (B) such designee shall be removed promptly after such time from each committee of the Board or Sub Board.

            (b) Subsidiary Boards. Each Sub Board shall be composed of such directors or other Persons as determined from time to time by the Board. If each of Goldman, GTCR and HGF have representatives on a Sub Board, then the Executive Director shall also be a member of such Sub Board.

            (c) Committees. The Board may, from time to time, designate one or more committees of the Board or any Sub Board. Each Investor that is entitled to designate at least one (1) director to the Board pursuant to Section 1(a)(ii) shall be entitled to designate at least one (1) of its designated directors to each material committee of the Board, each Sub Board and any Sub Board's material committees. Any such committee of the Board or Sub Board, to the extent provided in an enabling resolution or in the articles of incorporation or bylaws of the Company or similar governing documents of a Subsidiary, respectively, shall have and may exercise all of the authority of the Board or Sub Board, respectively. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution. The Board may dissolve any committee of the Board or any Sub Board at any time, unless otherwise provided in the articles of incorporation or bylaws of the Company or similar governing documents of any Subsidiary. In addition, the Board may establish an audit committee to select the Company's and any Subsidiary's independent accountants and to review the annual audit of the Company's and its Subsidiaries' financial statements conducted by such accountants.

            (d) Director Expenses. The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board or any Sub Board and any committee thereof.

            (e) Termination. The provisions of this Section 1 will terminate upon the first to occur of (i) the consummation of a Sale of the Company and
(ii) the consummation of a Qualified IPO.

            (f) Investor Directors. Whenever this Agreement calls for or refers to the consent or approval of any matter by an Investor, such consent or approval shall be deemed given by the Investor if each of such Investor's designees on the Board has, in his capacity as a director of the Company, given his consent or approval with respect to such matter at a duly convened meeting of the Board or pursuant to an effective written consent of the Board, unless, with respect to any given matter, such Investor notifies the Company in writing that the consent or approval at the Board level by such Investor's designees on the Board does not constitute the consent or approval by such Investor itself.

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            2. Restrictions on Transfer.

            (a) Transfer of Stockholder Shares. No holder of Stockholder Shares shall Transfer any interest in Stockholder Shares, without the prior written consent of the LLC, except Transfers to a Permitted Transferee in accordance with Section 2(b) or pursuant to Sections 3, 4 or 5 of this Agreement. In addition, notwithstanding any other provision of this Agreement, prior to the first anniversary of the Acquisition Closing, no holder of Stockholder Shares shall Transfer any interest in any Stockholder Shares other than to a Control Affiliate (as defined in the Acquisition Agreement) and in compliance with the other provisions of this Agreement.

            (b) Permitted Transfers. The restrictions set forth in Section 2(a) shall not apply to (i) any Transfer of Stockholder Shares by any Stockholder to or among its Affiliates or Family Group, (ii) any Transfer of Stockholder Shares to the LLC, or (iii) a repurchase of Stockholder Shares by the Company; provided that the restrictions contained in this Agreement will continue to be applicable to the Stockholder Shares after any Transfer pursuant to clause (i) above and the transferee of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of Stockholder Shares pursuant to clause (i) of the previous sentence, the transferees will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee. A transferee permitted pursuant to this Section 2(b) who receives a transfer of Stockholder Shares in accordance with this Agreement shall be referred to herein as a "Permitted Transferee."

            (c) Termination of Restrictions. The restrictions on the Transfer of Stockholder Shares set forth in this Section 2 shall continue with respect to each Stockholder Share until the earlier of (i) the consummation of a Qualified IPO or a Sale of the Company or (ii) the date on which such Stockholder Share has been transferred in a Public Sale.

            3. Rights of First Offer.

            (a) Prior to making any Transfer of Stockholder Shares (other than a Transfer in a Public Sale of type referred to in clause (i) of the definition thereof or a Sale of the Company), any Stockholder desiring to make such Transfer (the "Transferring Stockholder") will give written notice (the "Offer Notice") to the Company and the other Stockholders (collectively, the "Other Stockholders"). The Offer Notice will disclose in reasonable detail the number of Stockholder Shares to be offered for sale and the terms and conditions of the proposed sale. Such Transferring Stockholder will not consummate any Transfer until 45 days after the Offer Notice has been given to the Other Stockholders, unless the parties to the Transfer have been finally determined pursuant to this
Section 3 prior to the expiration of such 45-day period. (The date of the first to occur of such events is referred to herein as the "Authorization Date".)

            (b) The Other Stockholders may elect to purchase all (but not less than all) of the Stockholder Shares to be sold upon the same terms and conditions as those set forth in the Offer Notice by giving written notice of such election to such Transferring Stockholder within 25 days after the Offer Notice has been given to the Other Stockholders. If more than one Other Stockholder elects to purchase the Stockholder Shares to be transferred, the Stockholder Shares to be sold shall be allocated among the electing Other Stockholders pro rata according to the number of shares of such class of Stockholders Securities owned by each electing Other

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Stockholder on a Fully Diluted Basis. If the Other Stockholders do not elect to purchase all of the Stockholder Shares specified in the Offer Notice, the Transferring Stockholder may transfer the Stockholder Shares specified in the Offer Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Offer Notice during the 90-day period immediately following the Authorization Date. Any Stockholder Shares not Transferred within such 90-day period will be subject to the provisions of this Section 3 upon subsequent Transfer.

            (c) The restrictions of this Section 3 will not apply with respect to Transfers to Permitted Transferees.

            (d) Notwithstanding anything herein to the contrary, except pursuant to clause (c) above, in no event shall any Transfer of Stockholder Shares pursuant to this Section 3 be made for any consideration other than cash payable upon consummation of such Transfer.

            (e) The restrictions set forth in this Section 3 shall continue with respect to each Stockholder Share until the earlier of (i) the date on which such Stockholder Share has been transferred in a Public Sale, (ii) the consummation of an Approved Sale, (iii) the consummation of a Qualified IPO,
(iv) the date on which such Stockholder Share has been transferred pursuant to this Section 3 (other than pursuant to Section 3(c) and other than a transfer to a Stockholder purchasing from a Transferring Stockholder pursuant to Section 3(b)).

            4. Participation Rights.

            (a) At least 30 days prior to any Transfer of shares of any class of Stockholder Shares by the LLC, the LLC shall deliver a written notice (the "Tag-Along Notice") to the Company and the other Stockholders (the "Tag-Along Stockholders") specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer (which notice may be included in and given at the same time as the Offer Notice under Section 3). The Tag-Along Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the LLC within 30 days after delivery of the Tag-Along Notice. The LLC and such Tag-Along Stockholders will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of such class of Stockholder Shares proposed to be transferred equal to the product of (A) the quotient determined by dividing the number of shares of such class of Stockholder Shares owned by such Person on a Fully-Diluted Basis by the aggregate number of outstanding shares of such class of Stockholder Shares owned by the LLC and the Tag-Along Stockholders participating in such sale on a Fully-Diluted Basis and (B) the number of shares of such class of Stockholder Shares to be sold in the contemplated Transfer on a Fully-Diluted Basis.

            (b) The LLC will use reasonable commercially reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Tag-Along Stockholders in any contemplated Transfer, and the LLC will not transfer any of its Stockholder Shares to the prospective transferee(s) unless
(A) the prospective transferee(s) agrees to allow the participation of the Tag-Along Stockholders electing to participate in such Transfer or (B) the LLC agrees to purchase the number of such class of Stockholder Shares from the Tag-Along Stockholders that the Tag-Along Stockholders electing to participate in such Transfer that such Tag-Along Stockholders would have been entitled to sell pursuant to this Section 4(b) for the consideration

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per share to be paid to the LLC by the prospective transferee(s).
Notwithstanding anything in this Section 4 to the contrary, (i) if the LLC intends to simultaneously Transfer a combination of more than one class of Stockholder Shares and/or other debt or equity securities, and any Tag-Along Stockholder holds or has the right to acquire both such classes of Stockholder Shares and/or other debt or equity securities, such Tag-Along Stockholder may only participate in such Transfer if such Tag-Along Stockholder Transfers all such classes of Stockholder Shares and/or other debt or equity securities in accordance with the formulae set forth in this Section 4 above and (ii) to the extent Landy holds vested options to acquire Stockholder Shares which have a per share exercise price less than the per share Transfer price, the LLC will use commercially reasonable efforts to facilitate transfer of the Stockholder Shares underlying such options, in lieu of requiring Landy to first exercise the option and then transfer such Stockholder Shares and, in such event, Landy will receive the difference between the per share Transfer price and the per share option exercise price. This may be accomplished by enabling him simultaneously exercise the option and sell such underlying Stockholder Shares, or otherwise.

            (c) If a Person who hold units of the LLC sells such units in a transaction which gives rise to tag-along rights under Section 10.3 ("Section 10.3") of the Limited Liability Company Agreement of the LLC (the "LLC Agreement"), a copy of which section is attached hereto as Exhibit B, then Landy will be entitled to sell in the transfer under Section 10.3 an aggregate amount of Stockholder Shares (including through the sale of options as described above) equal in value to the value of Stockholder Shares (including options eligible for sale) that would have been sold by Landy if the sale under Section 10.3 had instead been a sale by the holder of LLC units of a portion of the Stockholders Shares which had a value equal to the value of the LLC units being sold by such LLC unitholder in the sale under Section 10.3. For example, if (i) the LLC owned 90% of the Company shares and Landy owned 10% of the Company shares, (ii) the LLC unitholder offered to sell its entire interest in the LLC in a sale under
Section 10.3 which represented 40% of the aggregate value of the LLC units, such sale of LLC units would be the economic equivalent of the sale of 36% of the Company shares (.4 x .9=.36). In such event, Landy would be entitled to sell 3.6% of the Stockholder Shares (10% x 36%) and the selling LLC unitholder would be entitled to sell units representing 32.4% of the underlying Stockholder Shares (90% x 36%) or units equal to 32.4% of the value of the LLC units. The Persons who are parties to the LLC Agreement agree not to permit Section 10.3 to be amended in any manner which disproportionately disadvantages Stockholders who are not holders of LLC units when compared to the disadvantage incurred by Stockholders who are holders of LLC units.

            (d) The provisions of this Section 4 will terminate upon the first to occur of (i) the consummation of a Sale of the Company and (ii) the consummation of a Qualified IPO.

            5. Sale of the Company.

            (a) If the Board and the LLC approve a Sale of the Company (an "Approved Sale"), each holder of Stockholder Shares shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation, each holder of Stockholder Shares shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of Units, each holder of Stockholder Shares shall agree to sell all of his, her or its Stockholder Shares or rights to acquire

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Stockholder Shares on the terms and conditions approved by the Board and the
LLC. Each holder of Stockholder Shares shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

            (b) If either the Company or the holders of any class of Stockholder Shares enter into a negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stockholder Shares will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Stockholder Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

            (c) Holders of Stockholder Shares will bear their pro rata share (based upon the number of shares of Common Stock sold) of the costs of any sale of such Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party. For purposes of this
Section 5(c), costs incurred in exercising reasonable efforts to take all actions in connection with the consummation of an Approved Sale in accordance with Section 5(a) shall be deemed to be for the benefit of all holders of Stockholder Shares. Costs incurred by holders of Stockholder Shares on their own behalf will not be considered costs of the transaction hereunder. Each Stockholder transferring Stockholder Shares pursuant to an Approved Sale shall be obligated, severally, not jointly, to join on a pro rata basis (based on the number of shares of Common Stock to be sold) in any indemnification or other obligations that are part of the terms and conditions of the Approved Sale (other than any such obligations that relate specifically to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Stockholder Shares) (the "Company Indemnity Obligations"). Notwithstanding the foregoing, no Stockholder shall be obligated in connection with any Approved Sale to agree to indemnify or hold harmless the transferees with respect to Company Indemnity Obligations in an amount in excess of the net proceeds paid to such Stockholder in connection with the Approved Sale.

            (d) In connection with an Approved Sale, each holder of Stockholder Shares shall perform, to the extent reasonably required by the LLC, such additional services as may be related to such Approved Sale (including, without limitation, participating in and/or cooperating with any post-closing purchase price adjustment or the defense and/or settlement of indemnification claims) prior to and following the time of the consummation of such Approved Sale for no additional consideration. In addition, any such holder of Stockholder Shares shall, to the extent reasonably required by the LLC, have a portion of his, her or its proceeds from the Approved Sale held-back, set-aside and/or escrowed as security for such holders' obligations pursuant to this Section 5(d).

            (e) In order to secure each Stockholder's obligation to vote his or its Stockholder Shares entitled to vote thereon and other voting securities of the Company in

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accordance with the provisions of this Section 5, each Stockholder (other than the LLC) hereby appoints the LLC's chief executive officer (the "Proxy") as his true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his Stockholder Shares and other voting securities of the Company for the matters expressly provided for in this Section 5. The Proxy may exercise the irrevocable proxy granted to him hereunder at any time any Stockholder (other than the LLC) fails to comply with the provisions of this Section 5. The proxies and powers granted by each Stockholder (other than the LLC) pursuant to this Section 5(e) are coupled with an interest and are given to secure the performance of such Stockholder's obligations under this Section 5. Such proxies and powers shall be irrevocable and shall survive the death, incompetency, disability or bankruptcy of such Stockholder and the subsequent holders of his or its Stockholder Shares.

            (f) In the event of an Approved Sale, each Stockholder shall receive in exchange for the Stockholder Shares held by such Stockholder the same portion of the aggregate consideration from such sale or exchange that such Stockholder would have received if such aggregate consideration had been distributed by the Company pursuant in complete liquidation pursuant to the rights and preferences set forth in the Company's certificate of incorporation as in effect immediately prior to such sale or exchange. Each holder of Stockholder Shares shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from such sale or exchange as requested by the Company in order to effectuate the provisions of this Section 5.

            6. Approval Rights.

            (a) Negative Covenants. The Company shall not, without the prior written consent of the LLC:

                  (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities;

                  (ii) enter into, or permit any Subsidiary to enter into, any joint venture or similar transaction;

                  (iii) enter into any agreement or arrangement that materially limits or otherwise restricts the Company or any of its Subsidiaries from engaging or competing in any material line of business or in any material geographic area;

                  (iv) enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary's officers, directors, members, employees or Affiliates or any individual related by blood, marriage or adoption to any such Person or any entity in which any such Person or individual owns a beneficial interest, except for normal employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement and the agreements contemplated hereby;

                  (v) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any equity securities of the Company or any Subsidiaries (including, without limitation, warrants, options and

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      other rights to acquire such equity securities), other than repurchases of common stock from employees of the Company or any Subsidiary upon termination of employment pursuant to contractual arrangements approved by the Board;

                  (vi) except as expressly contemplated by this Agreement, authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise), or permit any Subsidiary to authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise) of, (i) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (ii) any class, series, shares or units of equity securities (or any securities convertible into or exchangeable for any equity securities) of the Company or any Subsidiaries or rights, warrants or options to acquire or any security convertible into any equity securities of the Company or any Subsidiaries, other than the issuance of equity securities by a Subsidiary to the Company or another Subsidiary and other than the issuance of equity securities pursuant to the Company's 2005 Long-Term Incentive Plan as approved by the Board;

                  (vii) create, incur, assume, refinance or suffer to exist, or permit any Subsidiary to create, incur, assume, refinance or suffer to exist, third party Indebtedness exceeding an aggregate principal amount of $50,000,000 outstanding at any time on a consolidated basis (whether by way of authorizing, issuing or entering into any agreement providing for the issuance (contingent or otherwise) of, any notes or debt securities or entering into any contract or agreement regarding third party debt financing or otherwise), except for Indebtedness secured by receivables or financial assets (including, without limitation, Indebtedness incurred pursuant to the Warehouse Facilities, the Residual Facilities, the HFI Term Loan and the High Yield Debt); provided that entry into any agreement for the refinancing of more than $200,000,000 of such Indebtedness secured by receivables or financial assets shall require the prior written consent of the holders of the Required Interest;

                  (viii) merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a wholly-owned Subsidiary);

                  (ix) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 10% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with United States generally accepted accounting principles consistently applied, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of motor vehicle installment sales contracts and installment loans in the ordinary course of business);

                  (x) voluntarily initiate a liquidation, dissolution or winding up of the Company or any Subsidiary, or a recapitalization or reorganization of the Company or any Subsidiary in any form of transaction (including, without limitation, any reorganization into a corporation or a partnership), or permit the commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to the Company or any of its Subsidiaries;

                  (xi) change the corporate or organizational structure of the Company or any of its Subsidiaries;

                  (xii) acquire, or permit any Subsidiary to acquire, any interest in any business (whether by a purchase of assets, purchase of securities, merger or otherwise) involving aggregate consideration (including, without limitation, the assumption of liabilities) exceeding $35,000,000;

                  (xiii) acquire portfolios of securities (including auto loan portfolios) for aggregate consideration of more than $100,000,000 in any transaction or series of related transactions;

                  (xiv) enter into the ownership, active management or operation of any business other than the ownership of the securities of its Subsidiaries or permit any Subsidiary to enter into the ownership, active management or operation of any business other than a business in the automobile loan industry;

                  (xv) become subject to, or permit any of its Subsidiaries to become subject to, any agreement or instrument that by its terms would (under any circumstances) restrict (A) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or any Subsidiary or (B) the Company's right to perform the provisions of this Agreement and the agreements contemplated hereby;

                  (xvi) amend, alter or repeal, or permit the Company or any Subsidiary to amend, alter or repeal, by merger, consolidation, combination, reclassification or otherwise, the certificate of incorporation or bylaws of the Company or any of its Subsidiaries;

                  (xvii) except as expressly contemplated by this Agreement, make any amendment to the Company's certificate of incorporation;

                  (xviii) terminate the employment of, appoint or hire, or enter into, amend or modify any employment agreement or arrangement with, the Chief Executive Officer of the Company, other than a termination of employment and/or modification to such agreement or arrangement that does not materially change the severance or other terms of such agreement or arrangement;

                  (xix) settle or compromise any pending or threatened suit, action or claim of the Company or any of its Subsidiaries in excess of $5,000,000;

                  (xx) appoint or remove the independent auditor of the Company or any of its Subsidiaries;

                  (xxi) approve the annual budget (and significant variances from the budget) of the Company and its Subsidiaries;

                  (xxii) make, or permit any Subsidiary to make, any capital expenditures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding an amount that is $1.0 million greater than the amount set forth in the then current annual budget approved pursuant to paragraph (xxi) above in the aggregate on a consolidated basis during any twelve-month period; or

                  (xxiii) make any material changes in the accounting policies of the Company or any of its Subsidiaries.

            (b) Other Covenants.

                  (i) The Company shall not, nor shall it permit any Subsidiary to, disclose any Person's name or identity as a direct or indirect investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of the LLC, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to the LLC describing in reasonable detail the proposed content of such disclosure and shall permit the LLC to review and comment upon the form and substance of such disclosure.

                  (ii) In connection with any transaction in which the Company is involved that is required to be reported under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time (the "HSR Act"), the Company shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice which may be required to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with such transaction. The Company shall take all reasonable actions and shall file and use reasonable best efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of such transaction. Notwithstanding the foregoing, if any direct or indirect investor in the Company, rather than the Company, is required to make a filing under the HSR Act in connection with such a transaction, the Company will provide to such investor all necessary information for such filing, will facilitate such filing and will pay all fees and expenses associated with such filing.

            (c) Special Board Approval. The Company shall not, without specific Board approval, enter into, or permit any Subsidiary to enter into, any agreement or arrangement that provide for payments to or from the Company or any Subsidiary in excess of $35,000,000 (other than securitization transactions in the ordinary course of business).

            7. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such securities remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF APRIL 29, 2005 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any securities which cease to be Stockholder Shares.

            8. Definitions.

            "Acquisition Agreement" means the Stock Purchase Agreement, dated as of December 23 , 2004, by and among Fairlane Credit LLC, a Delaware limited liability company, Ford Motor Credit Company, a Delaware corporation, the Company and Triad Acquisition Corp., a Delaware corporation, pursuant to which Triad Acquisition Corp. will acquire all of the outstanding stock of Triad Financial Corporation, as amended or modified from time to time in accordance with the terms thereof.

            "Acquisition Closing" means the closing of the transactions contemplated by the Acquisition Agreement.

            "Affiliate" means, (i) with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person, and (ii) with respect to any Investor, any general or limited partner of such Investor, any employee or owner of any such partner, or any other Person controlling, controlled by or under common control with such Investor.

            "Board" means the Board of Directors of the Company.

            "Family Group" means a Person's spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person's spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person's spouse and/or descendants and any retirement plan for such Person.

            "Goldman" means GS Capital Partners 2000, L.P., a Delaware limited partnership, GS Capital Partners 2000 Employee Fund, L.P., a Delaware limited partnership, GS Capital Partners 2000 Offshore, L.P., a Cayman Islands exempted limited partnership, Goldman Sachs Direct Investment Fund 2000, L.P., a Delaware limited partnership, GS Capital Partners

2000 GmbH & Co. Beteilgungs KG, a German limited partnership, and MTGLQ Investors, L.P., a Delaware limited partnership.

            "GTCR" means GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P. and GTCR Co-Invest II, L.P., each of which is a Delaware limited partnership.

            "HFI Term Loan" means the note issued by Triad Financial Corporation to Ford Motor Credit Company on the Initial Closing Date in the initial aggregate principal amount of approximately $114.1 million and the HFI Note and Security Agreement between Triad Financial Corporation and Ford Motor Credit Company dated as of the Initial Closing Date referenced in such note, each as amended or modified from time to time in accordance with the terms thereof.

            "HGF" means Hunter's Glen/Ford Ltd., a Texas limited partnership.

            "High Yield Debt" means the $150 million aggregate principal amount of 11.125% Senior Notes due 2013 originally issued under the indenture dated as of the Initial Closing Date, among the Purchaser, as issuer, and JPMorgan Chase Bank, N.A., as trustee, as amended or modified from time to time in accordance with the terms thereof.

            "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business, and
(iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit).

            "on a Fully Diluted Basis" means all issued and outstanding shares of any class and all shares of such class which could be obtained under any vested options for which the option exercise price is less than the per share price receivable pursuant to the subject Transfer.

            "Initial Closing Date" means April 29, 2005.

            "Investments" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

            "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

            "Public Offering" means the sale in an underwritten public offering registered under the Securities Act of the equity securities of the Company (or any successor thereto) approved by the Board.

            "Public Sale" means any sale of Stockholder Shares (i) to the public pursuant to an offering registered under the Securities Act or (ii) to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (other than Rule 144(k) prior to a Public Offering) adopted under the Securities Act.

            "Qualified IPO" means an underwritten initial public offering of the common stock of the Company with gross proceeds of at least $50.0 million in a firm commitment underwriting.

            "Residual Facilities" means, collectively, (i) the Master Residual Loan Agreement between Triad Financial Residual Special Purpose LLC, Goldman Sachs Mortgage Company and JP Morgan Chase Bank, N.A. dated as of the Initial Closing Date and (ii) the Master Residual Loan Agreement between Triad Financial Residual Special Purpose LLC and Citigroup Global Markets Realty Corp. and JP Morgan Chase Bank, N.A. dated as of the Initial Closing Date, each as amended or modified from time to time in accordance with the terms thereof.

            "Sale of the Company" means any transaction or series of transactions pursuant to which any Person or group of related Persons (other than the Investors and their Affiliates) in the aggregate acquire(s) (i) equity securities of the Company possessing the voting power (other than voting rights accruing only in the event of a default or breach) to elect a majority of the Company's board of directors (whether by merger, liquidation, consolidation, reorganization, combination, sale or transfer of the Company's equity securities, stockholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Stockholder Shares" means (i) any of the Company's Common Stock purchased or otherwise acquired by any Stockholder, (ii) any equity securities issued or issuable directly or indirectly with respect to the Stockholder Shares referred to in clause (i) above by way of share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of equity securities of the Company held by a Stockholder. As to any particular equity securities constituting Stockholder Shares, such Stockholder Shares will cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

            "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a "Subsidiary" of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the Company.

            "Transfer" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law, including, without limitation, transfers in connection with death, divorce or bankruptcy), but explicitly excluding exchanges of one class of Stockholder Shares to or for another class of Stockholder Shares.

            "Warehouse Facilities" means, collectively, (i) the Warehouse Lending Agreement among Triad Financial Corporation, as originator and servicer, Triad Financial Warehouse Special Purpose LLC, as borrower, and Goldman Sachs Mortgage Company, as lender, dated as of the Initial Closing Date and (ii) the Warehouse Lending Agreement among Triad Financial Corporation, as originator and servicer, Triad Financial Warehouse Special Purpose LLC, as borrower, and Citigroup Global Markets Realty Corp., as lender, dated as of the Initial Closing Date, each as amended or modified from time to time in accordance with the terms thereof.

            9. Transfers; Transfers in Violation of Agreement. Prior to Transferring any Stockholder Shares to any person or entity, the Transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company, the LLC and the Other Stockholders a counterpart of this Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such securities for any purpose.

            10. Additional Stockholders. In connection with the issuance of any additional equity securities of the Company to any Person, the Company may permit such Person to become a party to this Agreement and succeed to all of the rights and obligations of a "Stockholder" under this Agreement by obtaining an executed joinder to this Agreement, a form of which is attached hereto as Exhibit A and, upon such execution, such Person shall for all purposes be a "Stockholder" party to this Agreement.

            11. Representations and Warranties. Each Stockholder represents and warrants that (i) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (ii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become a party to any voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement.

            12. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, the LLC and the holders of a majority of the Common Stock; provided that no such amendment or modification that would adversely affect one class or group of holders of Stockholder Shares in a manner different than any other class or group of holders of Stockholder Shares shall be effective against such class or group of holders of Stockholder Shares without the prior written consent of at least a majority of such class or group adversely affected thereby. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

            13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            14. Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            15. Inconsistent Agreements Neither the Company nor any of its Subsidiaries will hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to Stockholders in this Agreement without the prior written consent of the Investors.

            16. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares, except that the rights of the Investors to designate directors pursuant to Section 1(a) and any other rights expressly vested solely in the initial Investors shall not be assignable without the written consent of the holders of a majority of the Common Stock held by the non-assigning stockholders.

            17. Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages) each of which shall be an original and all of which taken together shall constitute one and the same agreement.

            18. Remedies. The Company and each Stockholder shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and each Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

            19. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the to the Company at the addresses indicated below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party:

            If to the Company:

                  Triad Holdings Inc.
                  7711 Center Avenue
                  Huntington Beach, CA 92647
                  Attention: Chief Executive Officer
                  Telephone: (714) 373-8300
                  Facsimile: ____________________

                  with copies to:

                  Triad Holdings, LLC
                  200 Crescent Court, Suite 1350
                  Dallas, TX 75201
                  Attention: Chief Executive Officer
                  Telephone: (214) 871-5131
                  Facsimile: (214) 871-5199

            20. Governing Law. The Delaware General Corporation Law shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

            21. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            22. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word "including" in this Agreement shall be, in each case, by way of example and without limitation. The use of the words "or," "either," and "any" shall not be exclusive. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof.

            23. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

            24. Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

                                    * * * * *

            IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first written above.

                                    TRIAD HOLDINGS INC.

                                    By:   /s/ J. Randy Staff
                                          ------------------------------------
                                    Name: J. Randy Staff
                                    Its:  CEO

                                    TRIAD HOLDINGS, LLC

                                    By:   /s/ Gerald J. Ford
                                          ------------------------------------
                                    Name: Gerald J. Ford
                                    Its:  CEO

                                    GS CAPITAL PARTNERS 2000, L.P.

                                    By:   GS Advisors 2000, L.L.C.
                                    Its:  General Partner

                                    By:   /s/ Stuart A. Katz
                                          ------------------------------------
                                    Name: Stuart A. Katz
                                    Its:  Vice President

                                    GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.

                                    By:   GS Employee Funds 2000 GP, L.L.C.
                                    Its:  General Partner

                                    By:   /s/ Stuart A. Katz
                                          ------------------------------------
                                    Name: Stuart A. Katz
                                    Its:  Vice President

                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

                             GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.

                             By:   GS Advisors 2000, L.L.C.
                             Its:  General Partner

                             By:   /s/ Stuart A. Katz
                                   ---------------------------------------------
                             Name: Stuart A. Katz
                             Its:  Vice President

                             GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P.

                             By:   GS Employee Funds 2000 GP, L.L.C.
                             Its:  General Partner

                             By:   /s/ Stuart A. Katz
                                   ---------------------------------------------
                             Name: Stuart A. Katz
                             Its:  Vice President

                             GS CAPITAL PARTNERS 2000 GmbH & CO. BETEILGUNGS KG

                             By:   Goldman Sachs Management GP GmbH
                             Its:  General Partner

                             By:   /s/ Stuart A. Katz
                                   ---------------------------------------------
                             Name: Stuart A. Katz
                             Its:  Vice President

                             MTGLQ INVESTORS, L.P.

                             By:   MLQ L.L.C.
                             Its:  General Partner

                             By:   /s/ Peter C. Aberg
                                   ---------------------------------------------
                             Name: Peter C. Aberg
                             Its:  Vice President

                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

                             GTCR FUND VIII, L.P.

                             By:   GTCR Partners VIII, L.P.
                             Its:  General Partner

                             By:   GTCR Golder Rauner II, L.L.C.
                             Its:  General Partner

                             By:   /s/ David A. Donnini
                                   ---------------------------------------------
                             Name: David A. Donnini
                             Its:  Principal

                             GTCR FUND VIII/B, L.P.

                             By:   GTCR Partners VIII, L.P.
                             Its:  General Partner

                             By:   GTCR Golder Rauner II, L.L.C.
                             Its:  General Partner

                             By:   /s/ David A. Donnini
                                   ---------------------------------------------
                             Name: David A. Donnini
                             Its:  Principal

                             GTCR CO-INVEST II, L.P.

                             By:   GTCR Golder Rauner II, L.L.C.
                             Its:  General Partner

                             By:   /s/ David A. Donnini
                                   ---------------------------------------------
                             Name: David A. Donnini
                             Its:  Principal

                             HUNTER'S GLEN/FORD LTD.

                             By:   /s/ Gerald J. Ford
                                   ---------------------------------------------
                             Name: Gerald J. Ford
                             Its:  General Partner

                             /s/ James M. Landy
                             ---------------------------------------------------
                             James M. Landy

                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

                            SCHEDULE OF STOCKHOLDERS

Triad Holdings, LLC
200 Crescent Court, Suite 1350
Dallas, TX 75201
Attention: Chief Executive Officer
Telephone: (214) 871-5131
Facsimile: (214) 871-5199

James M. Landy
7711 Center Avenue
Suite 100
Huntington Beach, California 92647

                                                                       EXHIBIT A

                             STOCKHOLDERS AGREEMENT

                                     JOINDER

            The undersigned is executing and delivering this Joinder pursuant to the Stockholders Agreement dated as of April 29, 2005 (as the same may hereafter be amended, the "Stockholders Agreement"), among Triad Holdings Inc., a Delaware corporation (the "Company"), Triad Holdings, LLC, a Delaware limited liability company, and the other persons named as parties therein from time to time.

            By executing and delivering to the Company this Joinder, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders Agreement as a Stockholder in the same manner as if the undersigned were an original signatory to the Stockholders Agreement.

            Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of _______, 20__.

                                     [Stockholder]

                                     By:   _____________________________________
                                     Name: _____________________________________
                                     Its:  _____________________________________

                                                                       EXHIBIT B

            Section 10.3. Tag-Along Rights.(a)At least 30 days prior to any Transfer of any Units or other interests in the LLC (other than to a Permitted Transferee) by one or more of the Unitholders (each, a "Transferring Unitholder"), such Transferring Unitholders shall deliver a written notice (the "Tag-Along Notice") to the LLC and the other Unitholders (the "Tag-Along Unitholders") specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer (which notice may be included in and given at the same time as the Offer Notice under Section 10.2(a)). The Tag-Along Unitholders may elect to participate in the contemplated Transfer by delivering written notice to each of the Transferring Unitholders within 30 days after delivery of the Tag-Along Notice. The Transferring Unitholder and such Tag-Along Unitholders will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of such class of Units proposed to be transferred equal to the product of (A) the quotient determined by dividing the number of units of such class of Units owned by such Person by the aggregate number of outstanding units of such class of Units owned by the Transferring Unitholder and each such Tag-Along Unitholder participating in such sale and (B) the number of such class of Units to be sold in the contemplated Transfer.

            (b) The Transferring Unitholder will use reasonable commercially reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Tag-Along Unitholders in any contemplated Transfer, and the Transferring Unitholder will not transfer any of its Units to the prospective transferee(s) unless (A) the prospective transferee(s) agrees to allow the participation of the Tag-Along Unitholders or (B) the Transferring Unitholder agree to purchase the number of such class of Units from the Tag-Along Unitholders that the Tag-Along Unitholders would have been entitled to sell pursuant to this Section 10.3(b) for the consideration per unit to be paid to the Transferring Unitholder by the prospective transferee(s).

            (c) Notwithstanding the foregoing, the participants, amounts and types of securities sold in any transfer hereunder will be adjusted to take account of the rights of any holders of Triad Holdings Inc. securities pursuant to Section 4(c) of the Stockholders Agreement of even date herewith between Triad Holdings Inc. and certain of its stockholders.

            (d) The provisions of this Section 10.3 will terminate upon the first to occur of (i) the consummation of a Sale of the Company and (ii) the consummation of a Qualified IPO.